EXHIBIT 7A



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-01949 on Form S-6 of Valley Forge Life Insurance Company Variable Life Separate Account of our report on the financial statements and financial statement schedules of Valley Forge Life insurance Company, dated February 10, 1999, and to the use of our report on the financial statements of the Valley Forge Life Insurance Company Variable Annuity Separate Account, dated February 23, 1999, appearing in the Registration Statement.

Deloitte & Touche LLP
Chicago, Illinois

August 31, 1999